Exhibit 99.14

Report of Independent Accountants on Financial Statement Schedule


To the Shareowners and Board of Directors of Johnson & Johnson:

Our audits of the consolidated financial statements of Johnson & Johnson referred to in our report dated January 22, 2001, except as to the stock split which is as of June 12, 2001 and the pooling of interests with ALZA Corporation, which is as of June 22, 2001, appearing in this Current Report on Form 8-K filed on September 20, 2001 also included an audit of the financial statement schedule listed in Exhibit 99.2O of this Form 8-K.

In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.



                                   PricewaterhouseCoopers LLP
New York, New York
January 22, 2001,
except as to the stock split which is as of June 12, 2001 and the pooling of interests with ALZA Corporation, which is as of June 22, 2001, both described in Note 1 to the consolidated financial statements